Exhibit 23.2

PWC LOGO

7 November, 2011

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3/A of our report, dated June 12, 2011, relating to the financial statements which appears in D. Medical Industries Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2010. We also consent to the reference to us under the heading “Experts” in such Registration Statements.

Kind Regards,

/s/ Kesselman  & Kesselman

Kesselman & Kesselman
Certified Public Accountants (Isr.)
PWC Israel

Kesselman & Kesselman, 1 Nathanson Street, Haifa 33034, Israel, P.O. Box 33984, Haifa 31339
Telephone: + 972-4-8605000, Fax: +972-4-8605001, www.pwc.co.il